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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP

          1201 THIRD AVENUE, SUITE 4800, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500


                                  July 2, 2001


AT&T Wireless Services, Inc.
7277 164th Avenue NE, Building 1
Redmond, Washington 98052

        Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to up to 323,000,000 shares of Common Stock, par value $0.01 (the "Shares"), which may be issued as follows:
151,000,000 under the 2001 Long Term Incentive Plan; 14,000,000 under the Employee Stock Purchase Plan; 150,000,000 under the Adjustment Plan; and 8,000,000 under the 401(k) Savings Plan (the "Plans").

        We have examined the Registration Statement and such documents and records of AT&T Wireless Services, Inc. and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by AT&T Wireless Services, Inc. and the registration by its registrar of such Shares and the sale thereof by AT&T Wireless Services, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ Perkins Coie LLP